Exhibit 10.3

FIRST AMENDMENT TO THE

CORNERSTONE REALTY INCOME TRUST, INC.

1992 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

AMENDED AND RESTATED EFFECTIVE JULY 1, 2002

This FIRST AMENDMENT is dated as of May 25, 2004, to the Cornerstone Realty Income Trust, Inc. 1992 Non-Employee Directors Stock Option Plan amended and restated effective July 1, 2002 (the “Plan”) by Cornerstone Realty Income Trust, Inc. (the “Company”).

The Company maintains the Plan. The Company’s Board of Directors has the authority under Plan Section 13 to amend the Plan and now wishes to do so.

NOW, THEREFORE, the Plan is amended as follows:

I. Plan Section 10 is hereby deleted and replaced in its entirety by the following:

10. Termination. The Plan shall terminate upon the earlier of:

(a) the adoption of a resolution of the Board terminating the Plan; or

(b) July 1, 2012.

No termination of the Plan shall without his consent materially and aversely affect any of the rights or obligations of any person under any Option previously granted under the Plan.

II. This Amendment shall be effective as of May 25, 2004.

III. In all respects not amended, the Plan is hereby ratified and confirmed.

To record the adoption of the Amendment as set forth above, the Company has caused this document to be signed as of the 25th day of May, 2004.

CORNERSTONE REALTY INCOME TRUST, INC.

By:	/s/ Glade M. Knight
Glade M. Knight
Chief Executive Officer